Exhibit 24(b)


                    PHILLIPS PETROLEUM COMPANY


                      C E R T I F I C A T E
                      ---------------------

     I, the undersigned, D. L. Cone, Assistant Secretary of Phillips Petroleum Company, a Delaware corporation, do hereby certify that the attached is a full, true and correct copy of a resolution adopted by the Board of Directors of said corporation at a meeting of said Board duly held at Santa Barbara, California, on the 13th day of June 1988.

     I further certify that said resolution has not been amended, canceled or superseded and is in full force and effect as of the date of this certificate.

     Given under my hand and the seal of the corporation this 27th day of June 1988.


                                           /s/ D. L. Cone
                                       -----------------------
                                         Assistant Secretary

STATE OF OKLAHOMA   )
                    ) S.S.
COUNTY OF WASHINGTON)

     Subscribed and sworn to before me this 27th day of June
1988.


                                        /s/ Jean J. Morrison
                                       -----------------------
                                            Notary Public


My commission expires August 8, 1990.


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Phillips Petroleum Company                     Board of Directors


                       R E S O L U T I O N
                       -------------------

     RESOLVED, that in regard to the shares of the Company's common stock ("Common Stock") to be issued to the employee stock ownership plan known as the Long-Term Stock Savings Plan of Phillips Petroleum Company upon the consummation of the transaction being authorized concurrently, the Chairman of the Board of Directors, the President, any Vice President and the Treasurer (the "Authorized Officers") be, and each of them is, hereby authorized in the name and on behalf of the Company to prepare, or cause to be prepared pursuant to the Securities Act of 1933, as amended, a registration statement or statements (the "Registration Statements"), and in regard to the Common Stock, such registration, notice or identifying documents required or appropriate under other applicable law or regulation (foreign or domestic), with full power and authority to make such changes in form or substance as each of such officers, in his discretion, with the advice of counsel, deem necessary, appropriate or desirable, to execute such Registration Statements or document and upon the execution by the Company's required officers either personally or by attorney-in-fact, which is hereby authorized, and the execution thereof by such directors of this Company as are necessary, either personally or by an attorney-in-fact, the officers of this Company be, and each of such officers hereby is, authorized and directed to cause the same to be filed, published or distributed as is required or appropriate (filings, publications or distributions other than in the U.S. hereinafter referred to as "Other Filings"); and that the officers of the Company be, and each of them is, hereby authorized in the name and on behalf of the Company to prepare or cause to be prepared and to execute and secure execution by the required officers and directors personally or by an attorney-in-fact, and to file, publish or distribute or cause to be filed, published or distributed, after such executions, with the appropriate agency or commission, such amendments and supplements, including pre-effective amendments, post-effective amendments or supplements to the Registration Statements or prospectuses contained therein or related thereto or other documents as may be required or appropriate for the Other Filings, together with all documents or exhibits and all certificates, letters, instruments, applications and any other documents which may be required or appropriate for such Registration Statements, prospectuses, or Other Filings as each of such officers, with the advice of counsel, deem necessary or advisable, provided, said filing and execution of such Registration Statements, prospectuses and Other Filings and any amendment or supplement thereto as


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authorized herein shall be consistent with the forms, terms and conditions of the issue of the Common Stock to the Employee Stock
Ownership Plan; and

     RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized in the name and on behalf of the Company to take any and all action which they may, with the advice of counsel, deem necessary or appropriate in order to effect the registration or qualification of or obtain similar authorization or clearance for all or part of the Common Stock for issuance, offer and sale under the securities or Blue Sky laws or regulation of any of the States of the U.S. and the District of Columbia or under any applicable laws or regulations of any other jurisdictions or to effect compliance with any such applicable law or regulation, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, covenants, resolutions and other papers and instruments as may be required or appropriate under such law or regulations, and to take any and all such further action as each such officer may deem necessary or appropriate in order to maintain any such registration, qualification, authorization, clearance or compliance for as long as he may deem to be in the best interests of the Company, consistent with the forms, terms and conditions of issue of the Common Stock to the Employee Stock Ownership Plan; and

     RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized to execute and file in the name and on behalf of the Company in such jurisdictions of the U.S. or elsewhere wherein consents to service of process may be requisite or appropriate under the securities laws thereof in connection with the issuance, offering and sale of the Common Stock, irrevocable written consents on the part of the Company to be sued in such jurisdictions in regard to such matters as the officer acting considers necessary or appropriate, and to appoint one of more appropriate official persons or agents for the Company for the purpose of receiving and accepting process in such suits; and

     RESOLVED, that the Treasurer of the Company be, and he hereby is, appointed as the Agent for the Service to be named in any communications for the Company in connection with any Registration Statements; and

     RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized by the Company to make such applications to such securities exchanges or similar organization in the U.S. or elsewhere, if any, for the listing thereon of the Common Stock, and to enter into such


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agreements and undertakings to effect such listing as the officer acting shall deem necessary, desirable or appropriate, and to appear before the appropriate officials of said exchange or organization, with authority to make such changes, with the advice of counsel, in any such application or in any agreement, instrument or document relative thereto as may be necessary or appropriate in connection with such listing; and that the Common Stock shall, if necessary or desirable, be registered with the SEC under the requirements of the Securities Exchange Act of 1934, as amended, and the said officers of the Company are hereby authorized to execute the necessary or appropriate forms and agreements, instruments or documents for that purpose and file or cause the same to be filed; and

     RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized to execute agreements between the Company and such exchange or organization in such form as such officer, with the advice of counsel, deems necessary, appropriate or advisable and as may be required by or acceptable to such exchange or organization, to indemnify and hold harmless said exchange or organization, its Governors, directors, officers and employees, and any purchases for value of any of the Common Stock, against any and all losses, liabilities, claims, damages or expenses (whether such claims be groundless or otherwise), including costs, disbursements and counsel fees, arising out of any act done in reliance upon the authenticity of the facsimile signatures of authorized officers of the Company in connection with the execution of the Common Stock, on behalf of the Company or any facsimile signatures resembling or purporting to be such facsimile signatures; and

     RESOLVED, that the officers of this Company are hereby authorized, in the name and on behalf of this Company, to make, execute and deliver or cause to be made, executed and delivered, all such officer's certificates and such other agreements, undertakings, documents or instruments or to perform or cause to be performed such other acts as each officer may deem necessary, appropriate or desirable to effectuate the purpose and intent of the foregoing resolutions, including the performance of the obligations of this Company under the Registration Statements, Other Filings, or any other agreements or undertakings referred to herein.


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